UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

JOINT CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 7, 2007

Rockwood Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32609	52-2277366
(Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Overlook Center

Princeton, New Jersey 08540

(Address of registrant’s principal executive office)

(609) 514-0300

(Registrant’s telephone number)

Rockwood Specialties Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-109686	52-2277390
(Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer
Identification Number)

100 Overlook Center

Princeton, New Jersey 08540

(Address of registrant’s principal executive office)

(609) 514-0300

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.              Entry into a Material Definitive Agreement.

On October 7, 2007, Rockwood Specialties Group, Inc. (“Rockwood”) entered into a Stock Purchase Agreement with OM Group, Inc. (“OMG”) pursuant to which OMG will acquire Rockwood’s electronics business, excluding its business entity in France, for approximately $265 million, subject to customary adjustments. Rockwood’s French electronics business is subject to a put option at the discretion of Rockwood for an additional purchase price of approximately $50 million for combined consideration of approximately $315 million.

Rockwood’s electronics business includes its ultra-pure chemicals business, printed circuit board business and its photomasks business.

The closing of the transaction is expected to occur in the fourth quarter of 2007, subject to regulatory approval. A copy of the press release announcing the transaction issued on October 8, 2007 is furnished as Exhibit 99.1.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

99.1	Press Release dated October 8, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rockwood Holdings, Inc.

	By:	/s/ MICHAEL W. VALENTE
Name: Michael W. Valente
Title: Assistant Secretary

Rockwood Specialties Group, Inc.

	By:	/s/ MICHAEL W. VALENTE
Name: Michael W. Valente
Title: Assistant Secretary
Dated: October 11, 2007